Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Andy Schroeder, VP of Finance/Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	Fax:	(303) 290-8309
	E-mail	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners Acquires Gathering Assets from Canaan Resources
MarkWest to Invest up to $30 Million to Expand Existing Gathering System

DENVER—October 2, 2007—MarkWest Energy Partners, L.P. (NYSE: MWE) today announced that on September 27, 2007, it acquired from Canaan Resources, LLC a portion of Canaan’s gathering assets located in Pittsburg County in Southeast Oklahoma. In conjunction with the acquisition agreement, MarkWest will invest up to $30 million to support the development of Canaan’s Woodford Shale and Hartshorne coal bed methane initiatives with an efficient and highly reliable gathering system. Canaan currently produces approximately 13 million cubic feet of gas per day from the Hartshorne field and has numerous identified projects that are expected to significantly impact the producing rate and reserve base of the Hartshorne and other reservoirs.

The gathering assets are located adjacent to, and will become fully integrated with, MarkWest’s existing Woodford Shale gathering system, providing Canaan access to the significant delivery options provided by the Woodford system.

“This investment represents another high-quality expansion of our Woodford operation”, said Frank Semple, President and CEO of MarkWest Energy Partners. “We are excited about this agreement and the opportunity to support Canaan’s very successful drilling program in Southeast Oklahoma.”

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is one of the largest processors of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. These forward-looking statements, which in many instances can be identified by words like “may,” “will,” “should,” “expects,” “plans,” “believes” and other comparable words, involve risks and uncertainties that affect our operations, financial performance and other factors, as discussed in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements, specifically those including those referring to future performance, growth, cash flow, operating income, distributable cash flow (DCF), distributions, or other factors, are reasonable, but are not guarantees of future performance and we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved. Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, and our Quarterly Reports on Form 10-Q, each as filed with the SEC. You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings, which identify and discuss significant risks, uncertainties and various other factors that could cause actual results to vary significantly from those expressed or implied in the forward-looking statements. We do not undertake any duty to update any forward-looking statement.

MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to the merger transaction announced on September 5, 2007. Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at 866-858-0482, or by accessing their website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report on Form 10-K for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.